SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        June 5, 2003
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

       Unocal Corporation ("Unocal" or the "Company") announced initiatives to improve the profitability and sustainability of its Lower 48 U.S. exploration and production businesses and to strengthen the Company's balance sheet - initiatives designed to reinforce its capacity to move forward with its sizable inventory of major developments and discoveries.

       The program includes the planned sale of certain assets, primarily oil and gas fields in the Gulf of Mexico region, to reduce the Company's operating and DD&A (depreciation, depletion and amortization) unit costs and lower corporate and business unit administrative and general costs. In addition, the Company anticipates using cash flow from operating activities net of capital expenditures and the proceeds from these and other non-E&P asset sales to reduce the company debt and other financings.

       The asset sales announced today would be in addition to earlier sales this year of North America E&P properties, which had production of about 5,000 barrels-of-oil equivalent (BOE) per day. The Company's focus on growth from large development projects is beginning to pay off. The West Seno deepwater project in Indonesia is expected to begin production within the next 30 days. Major development initiatives, which do not require additional exploration success, are underway in Azerbaijan, Thailand, Indonesia, Bangladesh and deepwater Gulf of Mexico, and the Company expects to sanction additional developments in each of these areas over the next 12-18 months. Improving the sustainability and profitability of the domestic E&P businesses and reducing across-the-board costs will help to highlight the Company's attractive international growth program.

Gulf of Mexico asset sales

       In the Gulf of Mexico, the Company's goal is to create a more profitable and sustainable business by selling smaller fields and reducing costs. Approximately 65 to 70 percent of the Company's shelf production comes from about 25 properties, and the company sees future attractive opportunities associated with those larger fields. The Company anticipates selling its working interest in approximately 75 fields in the Gulf of Mexico area. However, these properties only represent a net average daily production of approximately 25,000 to 30,000 barrels of oil equivalent (BOE) per day and proved reserves of 40 to 50 million BOE. As the smaller fields are divested, the Company will reduce associated direct and indirect costs. With the asset sales and cost reductions in the Gulf of Mexico, the Company expects to reduce Lower 48 finding and development (F&D) costs to below $8 per BOE.

Gulf of Mexico deepwater

       The Company will continue to explore for and develop major oil and gas accumulations in the deepwater Gulf of Mexico. The Company has identified opportunities for synergies and improved efficiency across its exploration groups, which will result in a 20-percent overall reduction in deepwater GOM cash expenses and allow it to continue to explore its inventory of high-potential drillsites. In addition, the Company will be relinquishing a number of primary-term OCS blocks that are not considered prospective enough to warrant additional rentals. The Company will record a pre-tax $25 million charge associated with the early relinquishment of these blocks in its second quarter 2003 results.

       The Company expects to drill between three and five wildcat exploration wells per year in the deepwater GOM over the next few years. The Company is also near completion on an appraisal well on the Champlain discovery in Atwater Valley block 63. The Discoverer Spirit drillship is then committed to drill two wells for other companies. Following those wells, the Company will drill its St. Malo prospect in Walker Ridge and the Myrtle Beach prospect in Green Canyon. Production from the Mad Dog and K-2 discoveries is expected in 2005, and Trident development approaches, are being evaluated pending the results of regional development planning currently underway by the operators in the Perdido play.

North America equity holdings

       The stockholders of Matador Petroleum, a private company in which Unocal has a 29-percent ownership interest, are voting on the sale of their company. Unocal has voted in favor of the sale. If the sale closes, Unocal will realize $78 million in pretax proceeds and recognize a significant gain on the investment.

       Last year, Unocal completed purchase of the outstanding 35 percent of Pure Resources, Inc., shares that were not previously owned by Unocal. Unocal has been able to reduce capital spending by $100 million, while keeping production relatively flat and continuing to invest in conventional and deep gas exploration opportunities.

Debt reduction

       The Company is committed to reducing debt and strengthening the balance sheet to ensure its ability to fund its development and discovery inventory, regardless of commodity price fluctuations. Accordingly, the Company has locked in prices on 41.1 billion units of Lower 48 natural gas from July 2003 through March 2004 at an average price of $5.96 per unit. In 2003, if prices hold at current NYMEX futures levels of $29.40 per barrel for oil and $6.00 per million British thermal units for gas, the Company expects to have about $450 million in cash available to prepay debt and other financings in 2003. The level of debt reduction could be substantially higher depending on the amount and timing of the proceeds from the sale of the Gulf of Mexico assets, the Matador Petroleum investment and various non-core assets (real estate holdings and certain non-E&P business interests).

This filing contains certain forward-looking statements about future earnings and cash flow, expected proceeds from asset sales, cash expense reduction and F&D cost targets, capital spending, and debt reduction targets. These statements are not guarantees of future performance. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of factors discussed in Unocal's 2002 Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission (SEC File No. 1-8483). U.S. investors are urged to consider closely the disclosure in Unocal's 2002 Form 10-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  June 5, 2003                              By:  /s/ JOE D. CECIL
      ------------------                         -------------------------------
                                                 Joe D. Cecil
                                                 Vice President and Comptroller

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